EXHIBIT 21.1

The following are subsidiaries of the Company as of December 31, 2012. The names of other subsidiaries have been omitted as they would not, if considered in the aggregate as a single subsidiary, constitute a significant subsidiary pursuant to Item 601(b)(21)(ii) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

Subsidiary	State of Organization	D/B/A
CFI New Jersey, Inc.	New Jersey	None
CuraScript, Inc.	Delaware	CuraScript SP Specialty Pharmacy
Diversified Pharmaceutical Services, Inc.	Minnesota	None
ESI Canada	Ontario, Canada	None
ESI-GP Holdings, Inc.	Delaware	None
ESI Mail Order Processing, Inc.	Delaware	None
ESI Mail Pharmacy Service, Inc.	Delaware	None
ESI Partnership	Delaware	None
ESI Resources, Inc.	Minnesota	None
Express Scripts, Inc.	Delaware	None
Express Scripts Canada Co.	Nova Scotia, Canada	None
Express Scripts Canada Holding, Co.	Delaware	None
Express Scripts Insurance Company	Arizona	None
Express Scripts Pharmaceutical Procurement, LLC	Delaware	None
Express Scripts Services Company (formerly Express Scripts Sales Development Co.)	Delaware	None
Express Scripts Specialty Distribution Services, Inc.	Delaware	None
Express Scripts Utilization Management Co.	Delaware	None
Express Scripts WC, Inc.	Florida	None
Lynnfield Drug, Inc.	Florida	Freedom Fertility Pharmacy
Matrix GPO, LLC	Indiana	None
National Prescription Administrators, Inc.	New Jersey	NPA
Priority Healthcare Corporation	Indiana	None
Priority Healthcare Corporation West	Nevada	None
Priority Healthcare Distribution, Inc.	Florida	CuraScript SD Specialty Distribution
Accredo Care Network, Inc.	Delaware	None
Accredo Health Group, Inc.	Delaware	None
Accredo Health, Incorporated	Delaware	None
AHG of New York, Inc.	New York	None
BioPartners In Care, Inc.	Missouri	None
Bracket Global Limited	England & Wales	None
Bracket Global LLC	Delaware	None
Bracket Global, s.r.o.	Czech Republic	None
CCS Infusion Management, LLC	Delaware	None
CCSI Holding 3, LLC	Delaware	None
CDR Limited	England & Wales	None
Critical Care Systems of New York, Inc.	New York	None
Critical Care Systems, Inc.	Delaware	None
Envision Pharma, Inc.	Connecticut	None
Envision Pharma Limited	England & Wales	None
Evidence Scientific Solutions, Ltd.	England & Wales	None
Evidence Scientific Solutions, Inc.	Delaware	None
Hidden River, LLC	Delaware	None
Home Healthcare Resources, Inc.	Pennsylvania	None
Infinity Infusion Care, Ltd.	Texas	None
Infinity Infusion II, LLC	Delaware	None
Infinity Infusion, LLC	Delaware	None
Institute for Medical Education & Research, Inc.	Florida	None
MAH Pharmacy, LLC	Delaware	None
MAH Processing, Inc.	Delaware	None
Medco [Shellco] Limited	England & Wales	None
Medco at Home, LLC	Delaware	None

Subsidiary	State of Organization	D/B/A
Medco CDUR, LLC	Delaware	None
Medco Celesio Limited	England & Wales	None
Medco CHP, LLC	Delaware	None
Medco Containment Insurance Company of New York	New York	None
Medco Containment Life Insurance Company	Pennsylvania	None
Medco Continuation Health, LLC	Delaware	None
Medco Europe II, LLC	Delaware	None
Medco Europe, LLC	Delaware	None
Medco Health New York Independent Practice Association, LLC	New York	None
Medco Health Puerto Rico, LLC	Delaware	None
Medco Health Receivables, LLC	Delaware	None
Medco Health Services, Inc.	Delaware	None
Medco Health Solutions, Inc.	Delaware	None
Medco Health Solutions [Ireland] Ltd.	Ireland	None
Medco Health Solutions GmbH	Germany	None
Medco Health Solutions Ltd.	England & Wales	None
Medco Health Solutions of Columbus North, Ltd.	Ohio	None
Medco Health Solutions of Columbus West, Ltd.	Ohio	None
Medco Health Solutions of Fairfield, LLC	Pennsylvania	None
Medco Health Solutions of Franklin Lakes, L.L.C.	New Jersey	None
Medco Health Solutions of Henderson, Nevada, L.L.C.	Delaware	None
Medco Health Solutions of Hidden River, LLC	Florida	None
Medco Health Solutions of Illinois, LLC	Delaware	None
Medco Health Solutions of Indiana, LLC	Delaware	None
Medco Health Solutions of Irving, LLC	Delaware	None
Medco Health Solutions of Las Vegas, LLC	Nevada	None
Medco Health Solutions of Netpark, LLC	Delaware	None
Medco Health Solutions of North Versailles, LLC	Pennsylvania	None
Medco Health Solutions of Richmond, LLC	Virginia	None
Medco Health Solutions of Spokane, LLC	Delaware	None
Medco Health Solutions of Texas, LLC	Texas	None
Medco Health Solutions of Willingboro, LLC	New Jersey	None
Medco Health Solutions Services Ltd.	England & Wales	None
Medco Health, LLC	Delaware	None
Medco International B.V.	Netherlands	None
Medco International GmbH (Germany)	Germany	None
Medco International Holdings B.V.	Netherlands	None
Medco of Willingboro Urban Renewal, LLC	New Jersey	None
Medco Research Institute, LLC	Delaware	None
medcohealth.com, LLC	New Jersey	None
MHS Holdings, C.V.	Netherlands	None
MWD Insurance Company	New York	None
National Rx Services No. 3, Inc. of Ohio	Ohio	None
P-Star Acquisition Co., Inc.	Delaware	None
Systemed, LLC	Delaware	None
TherapEase Cuisine, Inc.	Wisconsin	None
UBC Clinical Technologies Limited	England & Wales	None
UBC Health Care Analytics, Inc.	Delaware	None
UBC Japan K.K.	Japan	None
UBC Late Stage (UK) Limited	England & Wales	None
UBC Late Stage, Inc.	Missouri	None
UBC Market Access Limited	England & Wales	None
UBC Scientific Solutions, Inc.	Delaware	None
UBC Scientific Solutions, Limited	England & Wales	None
United BioSource (Germany) GmbH	Germany	None
United BioSource (HCA Canada) Company	Canada	None
United BioSource (London) Limited	England & Wales	None
United BioSource (Suisse) SA	Switzerland	None

Subsidiary	State of Organization	D/B/A
United BioSource Corporation	Delaware	None
United BioSource Corporation, S.L.	Spain	None
United BioSource Holding (Canada) Company	Canada	None
United BioSource Holding (EU) B.V.	Netherlands	None
United BioSource Holding (UK) Limited	England & Wales	None
United BioSource Patient Solutions, Inc.	Delaware	None